Exhibit 14.1

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]

We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Subsea 7 S.A. for the fiscal year ended November 30, 2010.

By:	/s/ Philippe Hoss
Philippe Hoss

Luxembourg, February 23, 2011